Exhibit 21

APOGENT TECHNOLOGIES INC.

SUBSIDIARIES

Apogent Finance Company (DE)

Apogent Holding Company (DE)

Apogent Service Corporation (DE)

Apogent Transition Corp. (DE)

Applied Biotech, Inc. (CA)

Barnstead Thermolyne Corporation (DE)

BT Canada Holdings Inc. (DE)

Capitol Vial, Inc. (AL)

Chase Scientific Glass, Inc. (WI)

Consolidated Technologies, Inc. (WI)

Erie Scientific Company (DE)

Erie Scientific Company of Puerto Rico (DE)

Erie UK Holding Company (DE)

Ever Ready Thermometer Co., Inc. (WI)

Forefront Diagnostics, Inc. (CA)

Genevac Inc. (NY)

G&P Labware Holdings Inc. (DE)

Lab-Line Instruments, Inc. (DE)

Lab Vision Corporation (CA)

Marsh Bio Products, Inc. (DE)

Matrix Technologies Corporation (DE)

Metavac LLC (DE)

Microgenics Corporation (DE)

Molecular BioProducts, Inc. (CA)

Nalge Nunc International Corporation (DE)

National Scientific Company (WI)

The Naugatuck Glass Company (CT)

Neomarkers, Inc. (CA)

NERL Diagnostics Corporation (WI)

Owl Separation Systems, Inc. (WI)

Remel Inc. (WI)

Richard-Allan Scientific Company (WI)

Robbins Scientific Corporation (CA)

Samco Scientific Corporation (DE)

Separation Technology, Inc. (DE)

Seradyn Inc. (DE)

Capitol Scientific Products, Inc. (NY)

Mexoserve Company (DE)

Advanced Biotechnologies Ltd. (UK)

Chromacol Limited (UK)

Electrothermal Engineering Ltd. (UK)

Erie Electroverre S.A. (Switzerland)

Genevac Limited (UK)

Gerhard Menzel Glasbearbeitungswerk Gmbh & Co. (Germany)

Microm International GmbH (Germany)

Nalge Nunc International K.K. (Japan)

Nunc A/S (Denmark)

Apogent Deutschland GmbH (Germany)

Apogent Denmark Holdings A/S (Denmark)

Apogent Holdings A/S (Denmark)

Apogent UK Limited (UK)

Barnstead Thermolyne ULC (Nova Scotia)

Cosmotec Co. Ltd. (Japan)

Erie Scientific Hungary Kft (Hungary)

Erie UK Limited (UK)

Erie-Watala Glass Co. Ltd (Hong Kong)

Gerhard Menzel GmbH (Germany)

Lab Vision UK Limited (UK)

Labomex, MBP S. de .R.L. de C.V. (Mexico)

Matrix Technologies Limited (UK)

Microgenics Gmbh (Germany)

Microgenics Diagnostics Pty Limited (Australia)

Microm International AG (Switzerland)

Microm Laborgerate SL (Spain)

Nalge (Europe) Limited (UK)

Nunc Verwaltungs GmbH (Germany)

Nunc GmbH & Co. (Germany)

Nunc UK Limited (UK)

Remel Europe Limited (UK)

Barnstead Thermolyne Corporation, d/b/a Barnstead International

Nalge Nunc International Corporation, d/b/a TFO